                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  SCHEDULE 14A

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12


                                TRAVLANG, INC
-------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:


          ---------------------------------------------------------------------

     2)   Aggregate number of securities to which transaction applies:


          ---------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


          ---------------------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:


          ---------------------------------------------------------------------

     5)   Total fee paid:


          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:


          ---------------------------------------------------------------------

     2)   Form, Schedule or Registration Statement No.:


          ---------------------------------------------------------------------

     3)   Filing Party:


          ---------------------------------------------------------------------

     4)   Date Filed:


          ---------------------------------------------------------------------

                                 TRAVLANG, INC.
                              --------------------





                            NOTICE OF SPECIAL MEETING
                                       AND
                                 PROXY STATEMENT















MONDAY, MARCH 24, 2003
AT 10:00 A.M.
AT THE OFFICES OF TRAVLANG, INC.
2 HASHILOACH ST.
PETACH TIKVA, ISRAEL 49170

                                 TRAVLANG, INC.
                                2 HASHILOACH ST.
                           PETACH TIKVA, ISRAEL 49170






                                                                  March 5, 2003

Dear Stockholder:

     On behalf of the Board of Directors and management, I cordially invite you to attend a Special Meeting of Stockholders to be held on Monday, March 24, 2003 at 10 a.m. Israeli Time, at the offices of the Company at 2 Hashiloach St., Petach Tikva, Israel 49170.

     The notice of meeting and proxy statement accompanying this letter describe the specific business to be acted upon.

     In addition to the specific matters to be acted upon, there will be a report on the progress of the Company and an opportunity for questions of general interest to the stockholders.

     It is important that your shares be represented at the meeting. Whether or not you plan to attend in person, you are requested to vote, sign, date and promptly return the enclosed proxy in the self-addressed envelope provided.



                                                  Sincerely,



                                                  Lucien Geldzahler
                                                  President

                                 TRAVLANG, INC.
                                2 HASHILOACH ST.
                           PETACH TIKVA, ISRAEL 49170

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                        TO BE HELD MONDAY, MARCH 24, 2003

To the Stockholders of Travlang, Inc.:

     Notice is hereby given that a Special Meeting of Stockholders of Travlang, Inc. (the "Company") will be held at the offices of the Company, located at 2 Hashiloach St. Petach Tikva, Israel 49170 on March 24, 2003 at 10:00 a.m. Israeli Time for the following purposes:

     1. The approval of an amendment to the Company's Certificate of Incorporation in order to effect a reverse stock split pursuant to which the Company's outstanding shares of Common Stock would be exchanged for new shares of common stock in an exchange ratio to be approved by the Board of Directors, ranging from one (1) newly issued share for each fifty (50) outstanding shares to one (1) newly issued share for each two hundred (200) outstanding shares;

     2. To transact such other business as may properly come before the meeting.

     Only stockholders of record at the close of business on January 27, 2003 are entitled to notice of and to vote at the Special Meeting and any adjournments thereof.

     WHETHER YOU EXPECT TO ATTEND THE MEETING OR NOT, PLEASE VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE SELF-ADDRESSED ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON, EVEN THOUGH YOU HAVE PREVIOUSLY SIGNED AND RETURNED YOUR PROXY.

By Order of the Board of Directors




Lucien Geldzahler
President

Dated:  March 5, 2003

                                 TRAVLANG, INC.
                                2 HASHILOACH ST.
                           PETACH TIKVA, ISRAEL 49170


                                                                  March 5, 2003

                                 PROXY STATEMENT

                               GENERAL INFORMATION
                               -------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Travlang, Inc., a Delaware corporation (the "Company"), to be used at a Special Meeting of Stockholders (the "Special Meeting") to be held at the offices of the Company 2 Hashiloach St., Petach Tikva, Israel 49170, on Monday, March 24, 2003 at 10:00 a.m., Israeli Time, and all adjournments thereof.

     The cost of preparing, assembling and mailing the proxy material and of reimbursing brokers, nominees, and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares held of record by such persons will be borne by the Company. The Company does not intend to solicit proxies otherwise than by mail, but certain officers and regular employees of the Company, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. The Proxy Statement and form of proxy/voting instruction card (the "proxy card" or "proxy") are being mailed to the Company's stockholders of record at the close of business on January 27, 2002. These documents shall be mailed on or about March 6, 2003.

     A stockholder signing and returning a proxy on the enclosed form has the power to revoke it at any time before the shares subject to such proxy are voted by notifying the Secretary of the Company in writing. If a stockholder specifies how the proxy is to be voted with respect to any of the proposals for which a choice is provided, the proxy will be voted in accordance with such instructions.

OUTSTANDING VOTING SECURITIES

     Only holders of shares of Common Stock, par value $0.01 per share (the "Common Stock") and Series B Preferred Stock (the "Series B Preferred Stock") of record at the close of business on January 27, 2003 are entitled to vote at the Special Meeting. On that day, there were 49,946,927 shares of Common Stock outstanding and 80,379 shares of Series B Preferred Stock outstanding. Each share of Series B Preferred Stock is convertible into 1,000 shares of Common Stock (which ratio shall adjust accordingly in proportion to a stock split).

     The holders of a majority of the outstanding shares of Common Stock and Series B Preferred Stock, on an as-converted basis, voting together as a single class shall constitute a quorum. The affirmative vote by the holders of a majority in interest of the shares of Common Stock and Series B Preferred Stock entitled to vote is required to approve the amendments to the Company's
-----------------
Certificate of Incorporation described in Proposal 1.

     Abstentions may be specified on all proposals submitted to a stockholder vote herein. Abstentions will be counted as present for purposes of determining the existence of a quorum regarding the proposal on which the abstention is noted. Abstentions on Proposals No. 1 will have the effect of a vote against such proposal.

     Brokers holding shares of the Company's Common Stock in street name who do not receive instructions are entitled to vote on routine proposals. Under applicable Delaware law, "broker non-votes" on any other non-routine proposal such as Proposal No. 1 (where a broker submits a proxy but does not have authority to vote a customer's shares on such proposal) would not be considered entitled to vote on that proposal and will, therefore, have no legal effect on the vote of that particular matter.

HOW YOU CAN VOTE

     You may vote your shares by signing the enclosed proxy or voting instruction card and returning it in a timely manner. Please mark the appropriate boxes on the card and sign, date and return the card promptly. A postage-paid return envelope is enclosed for your convenience.

STOCKHOLDERS' PROPOSALS FOR NEXT SPECIAL MEETING

     Stockholders' proposals intended to be presented at the 2003 Annual Meeting of Stockholders (to be held in 2003) must be received by the Company no later than November 5, 2002 for inclusion in the Company's proxy statement and form of proxy for that meeting.

     EXECUTION OF THE ACCOMPANYING PROXY CARD WILL NOT AFFECT A STOCKHOLDER'S RIGHT TO ATTEND THE MEETING AND VOTE IN PERSON. ANY STOCKHOLDER GIVING A PROXY HAS THE RIGHT TO REVOKE IT BY GIVING WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF THE COMPANY AT ANY TIME BEFORE THE PROXY IS VOTED.

                               OWNERSHIP OF SHARES

The following table sets forth information with respect to the beneficial ownership of shares of Common Stock and Series B Preferred Stock as of January 15, 2003 for (i) each person or entity who is known by the Company to beneficially owns five percent or more of the common stock; (ii) each director and executive officer of the Company; and (iii) all directors and executive officers of the Company as a group.

                                                                  NUMBER OF
                                                                  SHARES OF  PERCENTAGE OF
                                          NUMBER OF SHARES OF     PREFERRED     OF  VOTING
NAME OF BENEFICIAL OWNER (1) (2)          OF COMMON STOCK           STOCK     SECURITIES(3)
----------------------------------------- ---------------------- -----------  --------------
Shmuel Weiss                                    --                  19,769          15.3%

Lucien Geldzahler                               --                  19,769          15.3%

Yehuda Biron                                    --                  19,769          15.3%

All Directors and Executive Officers            --                  39,538          30.6%
as a group(2 persons)

--------------------

*  Less than one percent

(1) Unless otherwise indicated, the address for each named individual or group is in care of Travlang, Inc., 2 Hashiloach St., Petach Tikva, Israel 49170.

(2) Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days upon the exercise of options, warrants or convertible securities (in any case, the "Currently Exercisable Options"). Each beneficial owner's percentage ownership is determined by assuming that the Currently Exercisable Options that are held by such person (but not those held by any other person) have been exercised and converted.

                                   PROPOSAL 1

             AMENDMENT TO CERTIFICATE OF INCORPORATION TO AUTHORIZE
               A REVERSE STOCK SPLIT OF THE COMPANY'S COMMON STOCK

GENERAL
-------

     The Company's Board of Directors has unanimously adopted resolutions proposing, declaring advisable and recommending that the stockholders of the Company authorize an amendment to the Company's Certificate of Incorporation (the "Amendment") to effect a reverse stock split (the "Reverse Split") and to provide for the issuance of one whole share in lieu of fractional shares otherwise issuable in connection with the Reverse Split. There will be no change in the number of the Company's authorized shares of Common Stock and no change in the par value of the Common Stock as a result of the Reverse Split.

     If the Reverse Split is approved, the Board of Directors will have the authority, without further stockholder approval, to effect the Reverse Split, pursuant to which each of the Company's presently outstanding shares (the "Old Shares") of Common Stock would be exchanged for new shares (the "New Shares") of Common Stock in an exchange ratio to be approved by the Board of Directors, ranging from one (1) New Share for each fifty (50) Old Shares to one (1) New Share for each two hundred (200) Old Shares. The number of Old Shares for which each New Share is to be exchanged is referred to as the "Exchange Number". The Reverse Split will be effected simultaneously for all Common Stock and the Exchange Number will be the same for all Common Stock.

     In addition, the Board of Directors will also have the authority to determine the exact timing of the Reverse Split, which may be at any time on or prior to September 6, 2003, without further stockholder approval. The timing and the Exchange Number will be determined in the judgment of the Board of Directors, with the intention of maximizing the Company's ability to meet the listing requirements for inclusion on the Nasdaq SmallCap Stock Market ("Nasdaq"), the American Stock Exchange ("AMEX") or the Boston Stock Exchange ("BSE") and provide more options for potential investment in the Company and other intended benefits of the Reverse Split to stockholders and the Company. See the information below under the caption "Purpose of the Reverse Split." The text of the proposed Amendment is set forth in Exhibit A to this Proxy Statement.

     The Board of Directors also reserves the right, notwithstanding stockholder approval and without further action by stockholders, to not proceed with the Reverse Split, if, at any time prior to filing the Amendment with the Secretary of State of the State of Delaware, the Board of Directors, in its sole discretion, determines that the Reverse Split is no longer in the best interests of the Company and its stockholders. The Board of Directors may consider a variety of factors in determining whether or not to implement the Reverse Split and in determining the Exchange Number, including, but not limited to, overall trends in the stock market, recent changes and anticipated trends in the per share market price of the Company's Common Stock, business and transactional developments and the Company's actual and projected financial performance.

     Except for changes due to the issuance of one whole additional share in lieu of fractional shares, the Reverse Split will not change the proportionate equity interests of the Company's stockholders, nor will the respective voting rights and other rights of stockholders be altered. The Common Stock issued pursuant to the Reverse Split will remain fully paid and non-assessable. The Company will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

PURPOSES OF THE REVERSE SPLIT
-----------------------------

     The Company's Common Stock is quoted on NASD Over The Counter Bulletin Board (the "OTCBB"). The Company desires to be listed on Nasdaq, AMEX or BSE. In order for Common Stock to initially be listed on Nasdaq, AMEX or BSE, the

Company  and  the  Common  Stock  are  required  to  meet  certain   eligibility
requirements established by both the Nasdaq, AMEX and Boston stock exchanges.

     Under Nasdaq's initial listing requirements, among other things, the Company is required to meet a minimum bid price of at least $4.00 per share, to have public float in the amount of 1,000,000 shares and must satisfy any of the following: stockholders' equity of at least $5,000,000, market capitalization totaling $50,000,000 or net income in the latest fiscal year or two of the last three fiscal years totaling $750,000. Once listed on Nasdaq, the Company will be required to satisfy Nasdaq's listing maintenance standards.

     Under the AMEX listing guidelines for U.S. companies, the Company can meet the AMEX listing by satisfying requirements under either of three standards. Under Standard 1, among other things, the Company must have stockholders' equity of at least $4,000,000, pre-tax income of at least $750,000 in the latest fiscal year or two of the last three fiscal years, it must meet the minimum bid price of $3.00 per share and the market value of its public float must be at least $3,000,000. Under Standard 2, among other things, the Company does not have to meet a minimum pre-tax income, however, it must have stockholders' equity of at least $4,000,000, a minimum bid price of $3.00 per share, the market value of its public float must be at least $15,000,000 and it must have an operating history of at least two years. Under Standard 3, among other things, the Company does not have to meet a minimum pre-tax income, however, it must have stockholders' equity of at least $4,000,000, a minimum bid price of $3.00 per share, the market value of its public float must be at least $15,000,000 and it must have a total market capitalization of $50,000,000.

     Under the BSE initial listing requirements, the Company must have tangible assets of $3,000,000 or intangible assets of $2,000,000, $100,000 net income for two of the past three years or $2,000,000 net tangible assets, a public float of at least 750,000 shares, the market value of its public float must exceed $1,500,000 and a minimum bid price of $2.00 per share.

     One purpose of the Reverse Split Proposal is to increase the market price of the Company's Common Stock to approach the Nasdaq, AMEX or BSE minimum bid requirement. While there can be no assurance that after effectuating the Reverse Split, the Company's stock price will increase to meet the minimum bid price or other requirements of Nasdaq, AMEX or BSE for inclusion for trading on either of their stock exchanges or maintain such price, the Company intends to be in compliance with those requirements.

     In addition, based upon the current operations, the Company does not believe it can satisfy its cash requirements for the next twelve (12) months, therefore, the Company will be required to raise additional funds in the very near future. During the next few months, the Company will consider raising additional funds through equity or debt offerings. The Company believes that the Reverse Stock Split Proposal will provide the Company with additional equity financing options.

     Giving the Board authority to implement the Reverse Split will avoid the need to call a special meeting of, or seek consents from, stockholders under time constraints to authorize a reverse split should it become necessary in order to seek to meet Nasdaq's, AMEX's or BSE's initial listing criteria or execute a reverse split before the closing of a financing. The Company also believes that establishing its Common Stock on Nasdaq, AMEX or BSE may provide the Company with a broader market for its Common Stock and facilitate the use of the Common Stock in financing and other transactions in which the Company may engage.

CERTAIN EFFECTS OF THE REVERSE SPLIT
------------------------------------

     The following table illustrates the principal effects of the Reverse Split on the Company's Common Stock.

Number of Shares                Prior to the Reverse Split       Subsequent to 50-for-1 Split
----------------                --------------------------       ----------------------------

Authorized                      50,000,000                       50,000,000

Outstanding(1)                  49,946,927                       998,938

Available for Future Issuance   53,073                           49,001,062

(1) Gives effect to the Reverse Split as if it occurred on the Record Date, subject to adjustment resulting from the issuance of whole shares in lieu of fractional shares.

     Stockholders should recognize that if the Reverse Split is effectuated they will own a fewer number of shares than they presently own (a number equal to the number of shares owned immediately prior to the filing of the Amendment divided by the Exchange Number, after adjustment for fractional shares, as described below). While the Company expects that the Reverse Split will result in an increase in the market price of the Common Stock, there can be no assurance that the Reverse Split will increase the market price of the Common Stock by a multiple equal to the Exchange Number or result in the permanent increase in the market price (which is dependent upon many factors, including, but not limited to, the Company's performance and prospects). Also, should the market price of the Common Stock decline, the percentage decline may be greater than would pertain in the absence of a Reverse Split. Furthermore, the possibility exists that liquidity in the market price of the Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Split. In addition, the Reverse Split will increase the number of stockholders of the Company who own odd-lots (less than 100 shares). Stockholders who hold odd-lots typically will experience an increase in the cost of selling their shares, as well as greater difficulty in effecting such sales. There can be no assurance that the Reverse Split will achieve the desired results that have been outlined above.

PROCEDURE FOR EFFECTING REVERSE SPLIT AND EXCHANGE OF STOCK CERTIFICATES
------------------------------------------------------------------------

     If the Amendment is approved by the Company's stockholders, and if the Board of Directors still believes that the Reverse Split is in the best interests of the Company and its stockholders, the Company will file the Amendment with the Secretary of State of the State of Delaware at such time as the Board has determined the appropriate Exchange Number and the appropriate effective time for the Reverse Split. The Board may delay effecting the Reverse Split until September 6, 2003 without resoliciting such stockholder approval. The Reverse Split will become effective on the date of filing the Amendment (the "Effective Date"). Beginning on the Effective Date, each certificate representing Old Shares will be deemed for all corporate purposes to evidence ownership of New Shares.

     Promptly after the Effective Date, stockholders will be notified that the Reverse Split has been effected and of the exact Exchange Number. The Company's transfer agent, Continental Stock Transfer and Trust Company, will act as exchange agent (the "Exchange Agent") for purposes of implementing the exchange of stock certificates. Holders of Old Shares will be asked to surrender to the Exchange Agent certificates representing Old Shares in exchange for certificates representing New Shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by the Company. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal to the Exchange Agent. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO.

FRACTIONAL SHARES
-----------------

     No scrip or fractional certificates will be issued in connection with the Reverse Split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of Old Shares not evenly divisible by the Exchange Number, will be entitled, upon surrender to the Exchange Agent of certificates representing such shares, to the issuance of one whole additional share for the fractional share the stockholder would have otherwise received.

NO DISSENTER'S RIGHTS
---------------------

     Under Delaware law, stockholders are not entitled to dissenter's rights with respect to the proposed Amendment.

FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT
----------------------------------------------------

     The following is a summary of certain material federal income tax consequences of the Reverse Split, and does not purport to be complete. It does not discuss any state, local, foreign or minimum income or other U.S. federal tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the Old Shares were, and the New Shares will be, held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder.
EACH STOCKHOLDER SHOULD CONSULT WITH SUCH STOCKHOLDER'S OWN TAX ADVISOR WITH RESPECT TO THE CONSEQUENCES OF THE REVERSE SPLIT.

     No gain or loss should be recognized by a stockholder of the Company upon such stockholder's exchange of Old Shares for New Shares pursuant to the Reverse Split. The aggregate tax basis of the New Shares received in the Reverse Split (including any fraction of a New Share deemed to have been received) will be the same as the stockholder's aggregate tax basis in the Old Shares exchanged therefor. The stockholder's holding period for the New Shares will include the period during which the stockholder held the Old Shares surrendered in the Reverse Split.

REQUIRED VOTE
-------------

     The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote on the Amendment will be required to approve Proposal No. 1.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO AUTHORIZE A REVERSE STOCK SPLIT OF THE COMPANY'S COMMON STOCK.

OTHER MATTERS

     As of the date of this proxy statement, the Board of Directors is not informed of any matters, other than those stated above, that may be brought before the meeting. The persons named in the enclosed form of proxy or their substitutes will vote with respect to any such matters in accordance with their best judgment.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WE URGE YOU TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE PREPAID ENVELOPE PROVIDED, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE.

By order of the Board of Directors,



Lucien Geldzahler
President

Dated:  March 5, 2003

                                                                      EXHIBIT A

                          PROPOSED TEXT OF AMENDMENT OF
                      RESTATED CERTIFICATE OF INCORPORATION


     The restated certificate of incorporation of the Corporation, as amended to date, is to be further amended by adding the following paragraph immediately after the present first paragraph of ARTICLE FOURTH thereof:


         "Effective upon the filing of this Certificate of Amendment of the Restated Certificate of Incorporation of the Corporation, each ____ shares of Common Stock, $.001 par value per share, of the Corporation then issued and outstanding or held in the treasury of the Corporation automatically shall be combined into _____ share(s) of Common Stock of the Corporation. There shall be no fractional shares issued. Each holder of shares of Common Stock who otherwise would be entitled to receive a fractional share shall be entitled to receive one whole additional share for the fractional share the stockholder would have otherwise received."